Exhibit 10.3

LIMITED LIABILITY COMPANY AGREEMENT

OF

BROOKFIELD DTLA FUND PROPERTIES III LLC

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Section 15.8	Counterparts	43
Section 15.9	Applicable Law	43
Section 15.10	Invalidity of Provisions	43
Section 15.11	Entire Agreement	43

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LIMITED LIABILITY COMPANY AGREEMENT
OF
BROOKFIELD DTLA FUND PROPERTIES III LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of Brookfield DTLA Fund Properties III LLC, a Delaware limited liability company (the “Company”), dated as of [______], 2013, is entered into by and among Brookfield DTLA Fund Properties II LLC, a Delaware limited liability company (the “Managing Member”) and the Persons whose names are set forth on Exhibit A attached hereto, as the Members, together with any other Persons who become Members in the Company as provided herein.

WHEREAS, the Company was formed under the provisions of the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq. (as amended from time to time, the “Act”), by the filing of a Certificate of Formation of the Company (the “Certificate”) with the Secretary of State of the State of Delaware on June 10, 2013.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, effective as of the date hereof, the parties hereto agree as follows:

ARTICLE 1.
DEFINED TERMS

Section 1.1           Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” shall have the meaning set forth in the Recitals.

“Additional Funds” shall have the meaning set forth in Section 4.3.A.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 12.2 and who is shown as such on the books and records of the Company.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i)          decrease such deficit by any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g); and

(ii)         increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. Control of any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning set forth in the Preamble.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i)          the sum of:

a.           the Company’s Net Income or Net Loss (as the case may be) for such period,

b.           Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period,

c.           the amount of any reduction in reserves of the Company referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the Managing Member determines such amounts are no longer necessary),

d.           the excess of the net proceeds from the sale, exchange, disposition, or refinancing of Company property for such period over the gain (or loss, as the case may be) recognized from any such sale, exchange, disposition, or refinancing during such period (excluding any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company), and

e.           all other cash received by the Company for such period that was not included in determining Net Income or Net Loss for such period;

(ii)         less the sum of:

a.           all principal debt payments made during such period by the Company,

b.           capital expenditures made by the Company during such period,

c.           investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (ii)(a) or (b),

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d.           all other expenditures and payments not deducted in determining Net Income or Net Loss for such period,

e.           any amount included in determining Net Income or Net Loss for such period that was not received by the Company during such period,

f.            the amount of any increase in reserves established during such period which the Managing Member determines are necessary or appropriate in its sole and absolute discretion, and

g.           the amount of any working capital accounts and other cash or similar balances which the Managing Member determines to be necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves, established, after commencement of the dissolution and liquidation of the Company.

“Brookfield DTLA” means Brookfield DTLA Holdings LLC, a Delaware limited liability company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Capital Account” means, with respect to any Member, the capital account of such Member maintained pursuant to Section 6.1, including all additions and subtractions thereto pursuant to this Agreement.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Member (net of any liabilities assumed by the Company relating to such property and any liability to which such property is subject).

“Certificate” shall have the meaning set forth in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Interest” means an Interest in the Company entitled to a portion of residual distributions pursuant to Section 5.1(3)(b) after the Senior Preferred Unpaid Return and the Senior Preferred Unreturned Liquidation Capital have been reduced to zero.

“Common Interest Holder” means the holder or holders of the Common Interest.

“Company” means the limited liability company formed under the Act and pursuant to this Agreement, and any successor thereto.

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“Company Interest” or “Interest” means, an ownership interest in the Company of a Member and includes any and all benefits to which such Member may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement, the Certificate and the Act. There may be one or more classes or series of Company Interests as determined by the Managing Member, subject to the terms of this Agreement.

“Company Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Company Record Date” means the record date established by the Managing Member for the distribution of Available Cash with respect to Company Interests pursuant to Section 5.1.

“Company Year” means the fiscal year of the Company, which shall be the calendar year.

“Consent” means the consent to, approval of, or vote on a proposed action by a Member given in accordance with Article 14.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds, guarantees and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and any successor statute thereto.

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“Gross Asset Value” means, with respect to any asset:

(a)          the initial Gross Asset Value of any asset contributed by a Member to the Company subsequent to the date hereof shall be the fair market value of such asset, as agreed to by the contributing Member and the Managing Member (as maintained in the books and records of the Company from time to time);

(b)          the Gross Asset Value of all Company assets shall be adjusted to equal their respective fair market values (taking Section 7701(g) of the Code into account) as of the following times:

(i)          the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution or in connection with the performance of services;

(ii)         the distribution by the Company to a Member of more than a de minimis, amount of Company assets as consideration for an interest in the Company, but only if, in the case of either (i) or (ii), the Members reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)        the liquidation of the Company; and/or

(iv)         the forfeiture by a defaulting Member of its interest;

(c)          the Gross Asset Value of any Company asset distributed to any Member shall be the fair market value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution as determined by the Managing Member in good faith;

(d)          the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Company assets pursuant to Section 732(d), Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. section 1.704- 1(b)(2)(iv)(m) and 1.704-1(b)(2)(iv)(f); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Members determine that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)          if the Gross Asset Value of any Company asset has been determined or adjusted pursuant to subsection (a), (b), (c) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation that would be taken into account with respect to such asset for purposes of computing gains or losses from the disposition. of such asset; and

(f)          Gross Asset Value of any Company asset that was not contributed by a Member means the adjusted basis of such Company asset for federal income tax purposes.

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“Indemnitee” means (i) any Person subject to a claim or demand or made or threatened to be made a party to, or involved or threatened to be involved in, an action, suit or proceeding by reason of his or her status as (A) the Managing Member or (B) a director or officer, employee or agent of the Company or the Managing Member, and (ii) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Capital Contribution” shall have the meaning set forth in Section 4.1.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Liquidating Event” shall have the meaning set forth in Section 13.1.

“Managing Member” means Brookfield DTLA Fund Properties II LLC or its successor as the managing member of the Company.

“Member” means any Person named as a Member in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Member or Additional Member reflected in the books and records of the Company, in such Person’s capacity as a Member in the Company.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“MM New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase additional interests in the Managing Member, or (ii) any Debt issued by the Managing Member that provides any of the rights described in clause (i).

“Net Income” and “Net Loss” shall mean, for each taxable year of the Company or other period, an amount equal to the Company's taxable income or loss, as the case may be, for such taxable year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

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(a)         any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this subparagraph shall be added to such taxable income or loss;

(b)          any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

(c)           in the event the Gross Asset Value of any /Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)          gain or loss resulting from the disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e)          in lieu of the Depreciation taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year of the Company or other period, computed in accordance with the definition thereof;

(f)          to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required, pursuant to Regulations Section 1.704- 1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)          notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3 below shall not be taken into account in computing Net Income and Net Loss.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase additional interests in the Managing Member, or (ii) any Debt issued by the Managing Member that provides any of the rights described in clause (i).

“Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

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“Percentage Interest” means, with respect to each Common Interest Holder, a fraction, expressed as a percentage, equal to (i) the Common Interest Holder’s respective Capital Contributions divided by (ii) the sum of the Capital Contributions of all Common Interest Holders.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Plan Asset Regulation” means the regulations promulgated by the United States Department of Labor in Title 29, Code of Federal Regulations, Part 2510, Section 101.3, and any successor regulations thereto.

“Properties” means such interests in real property and personal property including without limitation, fee interests, interests in ground leases, interests in joint ventures, interests in mortgages, and Debt instruments as the Company may hold from time to time.

“REIT Manager” means Brookfield DTLA Fund Office Trust Inc., a Maryland corporation, as managing member of MPG Office LLC, a Maryland limited liability company, as managing member of the Managing Member.

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” shall have the meaning set forth in Section 6.3.A(viii).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and any successor statute thereto.

“Senior Preferred Interest” means the Interest in the Company initially issued to Brookfield DTLA in consideration in part of its Initial Capital Contribution.

“Senior Preferred Liquidation Capital” means an amount equal to $[240,000,000].1

“Senior Preferred Return” means, with respect to the Senior Preferred Interest, a return, calculated in the nature of interest, at a rate equal to 7% per annum (compounding quarterly) on an amount equal to the sum of (i) the Senior Preferred Unreturned Liquidation Capital plus (ii) the Senior Preferred Unpaid Return. For any partial quarterly period, the amount of the Senior Preferred Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

1 Amount will be increased, up to a maximum of $260 million, if more than 20% of the MPG Preferred Shareholders Tender.

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“Senior Preferred Unpaid Return” means, as of any date, with respect to the Senior Preferred Interest, the aggregate accrued Senior Preferred Return as of such date, minus the aggregate distributions made to the holders of the Senior Preferred Interest on the relevant Record Date pursuant to Section 5.1(1) and all other distributions or payments made to the holders of Senior Preferred Interest on account of the Senior Preferred Return.

“Senior Preferred Unreturned Liquidation Capital” means, as of any date, with respect to the Senior Preferred Interest, (i) the Senior Preferred Liquidation Capital, minus (ii) the aggregate amount distributed by the Company to the holders of the Senior Preferred Interest on the relevant Record Date pursuant to Section 5.1(2) and all other distributions or payments made to the holders of the Senior Preferred Interest on account of the Senior Preferred Liquidation Capital.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i)the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 11.4.

Section 1.2           Rules of Construction

Words used herein, regardless of the number or any gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words “hereof,” “herein,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof. References herein to any Article, Section, Schedule or Exhibit shall be to an Article, a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The word “or” is not exclusive. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

ARTICLE 2.
ORGANIZATIONAL MATTERS

Section 2.1           Organization

The Company is a limited liability company formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein; the rights and obligations of the Company and the administration and termination of the Company shall be governed by the Act. The Company Interest of each Member shall be personal property for all purposes.

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Section 2.2           Name

The name of the Company is Brookfield DTLA Fund Properties II LLC. The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of the Company or any Affiliate thereof. The words “Limited Liability Company,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3           Registered Office and Agent; Principal Office

The name and address of the registered office and registered agent of the Company in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The address of the principal office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The principal office of the Company is located at c/o Brookfield Office Properties Inc., Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281, or such other place as the Managing Member may from time to time designate by notice to the other Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

Section 2.4           Power of Attorney

A.           Each Member constitutes and appoints the Managing Member, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)         execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Managing Member deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Managing Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles 11, 12 or 13 or the Capital Contribution of any Member; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Company Interests; and

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(2)         execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the Managing Member, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the Managing Member to amend this Agreement except in accordance with Section 7.3 or as may be otherwise expressly provided for in this Agreement.

B.           The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Managing Member to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent incapacity of any Member and the transfer of all or any portion of such Member’s Interests and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Managing Member, acting in good faith pursuant to such power of attorney; and each such Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member, taken in good faith under such power of attorney. Each Member shall execute and deliver to the Managing Member, within 15 days after receipt of the Managing Member’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company.

Section 2.5           Term

The term of the Company shall continue until dissolved pursuant to the provisions of Article 13 or as otherwise provided by law.

ARTICLE 3.
PURPOSE

Section 3.1           Purpose and Business

The purpose and nature of the business to be conducted by the Company is (i) to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the REIT Manager at all times to be classified as a REIT for federal income tax purposes, unless the REIT Manager ceases to qualify as a REIT for reasons other than the conduct of the business of the Company, (ii) to enter into any partnership, joint venture, company, real estate investment trust or other similar arrangement to engage in any business described in the foregoing clause (i) or to own interests in any entity engaged, directly or indirectly, in any such business and (iii) to do anything necessary or incidental to the foregoing.

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Section 3.2           Powers

The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, notwithstanding anything to the contrary in this Agreement, the Company shall not take, or refrain from taking, any action which, in the judgment of the Managing Member, in its sole and absolute discretion, (i) could adversely affect the ability of the REIT Manager to continue to qualify as a REIT, (ii) absent the consent of the Managing Member, which may be given or withheld in its sole and absolute discretion, could subject the Managing Member to any taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the REIT Manger, Managing Member or their respective securities, unless any such action (or inaction) under the foregoing clauses (i) or (ii) shall have been specifically consented to by the REIT Manager or Managing Member in writing, as applicable.

Section 3.3           Company Only for Purposes Specified

The Company shall be a limited liability company only for the purposes specified in Section 3.1. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

ARTICLE 4.
CAPITAL CONTRIBUTIONS

Section 4.1           Capital Contributions of the Members

At the time of their respective execution of this Agreement, the Members shall make or shall have made Capital Contributions as set forth in Exhibit A to this Agreement (with respect to each Member, such Member’s “Initial Capital Contribution”). Except as required by law, as otherwise provided in Sections 4.3, 4.4 and 10.5, or as otherwise agreed to by the Members, no Member shall be required or permitted to make any additional Capital Contributions or loans to the Company.

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Section 4.2           Loans by Third Parties

Subject to Section 4.3, the Company may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) with any Person that is not the Managing Member upon such terms as the Managing Member determines appropriate; provided that, the Company shall not incur any Debt that is recourse to the Managing Member, except to the extent otherwise agreed to by the Managing Member in its sole discretion.

Section 4.3           Issuance of Additional Company Interests.

A.            Additional Funds. The Managing Member may, at any time and from time to time determine that the Company requires additional funds (“Additional Funds”) for the acquisition of additional Properties or for such other Company purposes as the Managing Member may determine. Additional Funds may be raised by the Company, at the election of the Managing Member, in any manner provided in, and in accordance with, this Section 4.3. No Member shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Company Interest.

B.           The Managing Member, in its sole and absolute discretion, may raise all or any portion of the Additional Funds by accepting additional Capital Contributions of cash. The Managing Member may also accept additional Capital Contributions of real property or any other non-cash assets. In connection with any such additional Capital Contributions (of cash or property), the Managing Member is hereby authorized to cause the Company from time to time to issue to Members (including the Managing Member) or other Persons (including, without limitation, in connection with the contribution of property to the Company) other Company Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, and duties, including rights, powers, and duties senior to then existing Company Interests, all as shall be determined by the Managing Member in its sole and absolute discretion subject to Delaware law, and as set forth by amendment to this Agreement, including without limitation, (i) the allocations of items of Company income, gain, loss, deduction, and credit to such class or series of Company Interests; (ii) the right of each such class or series of Company Interests to share in Company distributions; (iii) the rights of each such class or series of Company Interests upon dissolution and liquidation of the Company; and (iv) the right to vote; provided, that no such other Company Interests shall be issued to the Managing Member unless either (a) (1) the additional Company Interests are issued in connection with the grant, award, or issuance of interests of the Managing Member pursuant to Section 4.3.C below, which interests have designations, preferences, and other rights (except voting rights) such that the economic interests attributable to such interests are substantially similar to the designations, preferences and other rights of the additional Company Interests issued to the Managing Member in accordance with this Section 4.3.B, and (2) the Managing Member shall make a Capital Contribution to the Company in an amount equal to the net proceeds raised in connection with such issuance, or (b) the additional Company Interests are issued to all Members holding Company Interests in the same class in proportion to their respective percentage interests in such class. In the event that the Company issues additional Company Interests pursuant to this Section 4.3.B, the Managing Member shall make such revisions to this Agreement as it determines are necessary to reflect the issuance of such additional Company Interests.

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C.           Issuance of MM Interests or Other Securities by the Managing Member. The Managing Member shall not issue any additional interests to its members or MM New Securities unless (i) the Managing Member shall cause the Company to issue to the Managing Member, Company Interests or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights, all such that the economic interests thereof are substantially similar to those of the additional interests or MM New Securities issued by the Managing Member and (ii) the Managing Member shall make a Capital Contribution of the net proceeds from the issuance of such additional interests or MM New Securities, as the case may be, and from the exercise of the rights contained in such additional MM New Securities, as the case may be. Without limiting the foregoing, the Managing Member is expressly authorized to issue additional interests or MM New Securities for no tangible value or for less than fair market value, and the Managing Member is expressly authorized to cause the Company to issue to the Managing Member corresponding Company Interests, so long as (x) the Managing Member concludes in good faith that such issuance of Company Interests is in the interests of the Company; and (y) the Managing Member contributes all proceeds, if any, from such issuance and exercise to the Company.

Section 4.4           Other Contribution Provisions

In the event that any Member is admitted to the Company and is given (or is treated as having received) a Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such Member in cash, and the Member had contributed such cash to the capital of the Company. In addition, with the consent of the Managing Member, in its sole discretion, one or more Members may enter into agreements with the Company, in the form of a guarantee or contribution agreement, which have the effect of providing a guarantee of certain obligations of the Company.

Section 4.5           No Preemptive Rights

Except to the extent expressly granted by the Company pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Company or (ii) issuance or sale of any Company Interests.

ARTICLE 5.
DISTRIBUTIONS

Section 5.1           Requirement and Characterization of Distributions

Subject to this Section 5.1 and Section 5.6, the Managing Member may cause the Company to distribute quarterly all, or such portion as the Managing Member may in its discretion determine, Available Cash generated by the Company as follows:

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(1)         first, to the holders of Senior Preferred Interest with respect to each such holder of Senior Preferred Interest, until the Senior Preferred Unpaid Return is reduced to zero;

(2)         second, to the holders of Senior Preferred Interest with respect to each such holder of Senior Preferred Interest, until the Senior Preferred Unreturned Capital is reduced to zero;

(3)         third, thereafter pari passu:

(a)          [ ]%2 to the holders of the Senior Preferred Interest with respect to each such holder of the Senior Preferred Interest; and

(b)          [ ]% to the holders of the Common Interests pro rata in accordance with their respective Percentage Interests.

Section 5.2           Distributions in Kind

Except as expressly provided herein, no right is given to any Member to demand and receive property other than cash. The Managing Member may determine, in its sole and absolute discretion, to make a distribution in-kind to the Members of Company assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10.

Section 5.3           Distributions Upon Liquidation

Notwithstanding Section 5.1, proceeds from a Liquidating Event shall be distributed to the Members in accordance with Section 13.2.

Section 5.4           Distributions to Reflect Issuance of Additional Company Interests

In the event that the Company issues additional Company Interests to the Managing Member or any Additional Member pursuant to Section 4.3.B or 4.3.C, the Managing Member shall make such revisions to this Article 5 as it determines are necessary to reflect the issuance of such additional Company Interests. In the absence of any agreement to the contrary, an Additional Member shall be entitled to the distributions set forth in Section 5.1 (without regard to this Section 5.4) with respect to the period during which the closing of its contribution to the Company occurs, multiplied by a fraction the numerator of which is the number of days from and after the date of such closing through the end of the applicable period, and the denominator of which is the total number of days in such period.

2 4% if less then 25% of the MPG Preferred Shares tender. Increases up to 42% if 50% or more tender.

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Section 5.5           Accrual

Notwithstanding Section 5.1 above, distributions on the Senior Preferred Interest will accrue whether or not the terms and provisions set forth in this Article 5 at any time prohibit the current payment of distributions and whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.

ARTICLE 6.
ALLOCATIONS

Section 6.1           Capital Accounts

A.           A separate Capital Account shall be maintained for each Member in accordance with Section 704(b) of the Code and United States Treasury Regulations Sections 1.704-1(b) and 1.704-2. Subject to the preceding sentence, each Member's opening Capital Account balance: (A) shall be credited with (i) the amount of all cash and the Gross Asset Value of all property contributed by such Members to the capital of the Company and (ii) the amount of Net Income (and any individual items of gross income) allocated to such Member pursuant to this Article 6, and (B) shall be debited with (i) the amount of all cash and the Gross Asset Value of all property distributed by the Company to such Member and (ii) the amount of any Net Losses (and any individual items of gross loss) allocated to such Member pursuant to this Article 6. Each Member shall have a single Capital Account which shall reflect all interests of such Member (regardless of class or time of acquisition). Notwithstanding the foregoing, sub-accounts shall be maintained for each Member who is a member of more than one class of Members, which sub-accounts shall reflect the amounts credited or charged with respect to each class of Units held by such Member. Any and all references to the Capital Accounts of a particular class of Members in Sections 6.2 or 6.3 of this Agreement shall, with respect to any Member who is a member of more than one class of Members, be deemed to refer to the sub-account maintained for such Member which reflects amounts credited or charged with respect to such class of Units held by such Member.

B.           Immediately prior to decreasing a Member's Capital Account to reflect any distribution of a Company asset to it (other than cash), all Members' Capital Accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such Company asset (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of such Company asset for its Gross Asset Value.

C.           Any permitted transferee of an interest in the Company shall succeed to the Capital Account relating to the interest transferred.

D.           Whenever it is necessary to determine the Capital Account of any Member, the Capital Account of such Member shall be determined after giving effect to all allocations pursuant to this Article 6 and all contributions and distributions made prior to the time as of which such determination is to be made.

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Section 6.2           Allocations

A.           Except as otherwise provided in Section 6.3, Net Income and Net Loss (and, if necessary, individual items of gross income or loss) for the year shall be allocated among the Members in a manner such that, to the extent possible, the Capital Account balance of each Member at the end of such taxable year, including short taxable years, shall be equal to the excess (which may be negative) of:

(1)         the amount that would be distributed to such Member if (a) the company were to sell the assets of the company for their Gross Asset Values, (b) all Company liabilities were settled in cash according to their terms (limited, with respect to each Nonrecourse Liability, to the Gross Asset Values of the assets securing such liability), and (c) the net proceeds thereof were distributed in full pursuant to Section 5.1, over

(2)          the sum of (a) the amount, if any, without duplication, that such Member would be obligated to contribute to the capital of the Company, (b) such Member's share of Company Minimum Gain and (c) such Member's share of Member Minimum Gain determined pursuant to Regulations Section 1.704-2(i)(5), all computed as of the date of the hypothetical sale described in (1) above.

B.           For tax purposes, all items of income, gain, loss, deduction, expense and credit (other than tax items corresponding to items allocated pursuant to Section 6.2(D)) shall be allocated to the Members in the same manner as is Net Income and Net Loss; provided, however, that, in accordance with Section 704(c) of the Code, the Regulations promulgated thereunder and Regulations Section 1.704-1(b)(4)(i), items of income, gain, loss, deduction, expense and credit with respect to any property whose Gross Asset Value differs from its adjusted basis for tax purposes (including Regulations Section 1.752-7) liabilities shall, solely for tax purposes, be allocated among the Members in accordance with the method determined by the tax matters member so as to take account of both the amount and character of such variation.

Section 6.3           Additional Allocation Provisions

Notwithstanding the foregoing provisions of this Article 6:

(i)          Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2, or any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3.A(i).

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(ii)         Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding the provisions of Section 6.2, or any other provision of this Article 6 (except Section 6.3.A(i)), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3.A(ii).

(iii)        Nonrecourse Deductions and Member Nonrecourse Deductions. Any Nonrecourse Deductions for any fiscal year shall be specially allocated to the Members in shall be allocated in the same manner in which such items would have been allocated pursuant to Section 6.2. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

(iv)        Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704 1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible provided that an allocation pursuant to this Section 6.3.A(iv) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(iv) were not in this Agreement. It is intended that this Section 6.3.A(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 6.3.A(iv).

(v)         Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (1) the amount (if any) such Member is obligated to restore to the Company, and (2) the amount such Member is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided, that an allocation pursuant to this Section 6.3.A(v) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(v) and Section 6.3.A(iv) were not in this Agreement.

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(vi)        Limitation on Allocation of Net Loss. To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective Capital Account balances.

(vii)       Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii)      Curative Allocation. The allocations set forth in Sections 6.3.A(i), (ii), (iii), (iv), (v), (vi), and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

B.           For purposes of determining a Member’s proportional share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), each Member’s interest in Company profits shall be the same as such Member’s share of items of income that are attributable to Available Cash.

ARTICLE 7.
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1           Management

A.           Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company are and shall be exclusively vested in the Managing Member, and no Member shall have any right to participate in or exercise control or management power over the business and affairs of the Company. The Managing Member may not be removed by the Members with or without cause, except with the consent of the Managing Member. In addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or which are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to the other provisions hereof including Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

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(1)         the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on all or any of the Company’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Company;

(2)         the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company, the registration of any class of securities of the Company under the Exchange Act, and the listing of any debt securities of the Company on any exchange;

(3)         the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Company or the merger or other combination of the Company with or into another entity;

(4)         the acquisition, disposition, mortgage, pledge, encumbrance or hypothecation of all or any assets of the Company, and the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the Managing Member or the Company, the lending of funds to other Persons (including, without limitation, the Managing Member or any Subsidiaries of the Company) and the repayment of obligations of the Company, any of its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

(5)         the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Company or any Subsidiary of the Company;

(6)         the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company’s operations or the implementation of the Managing Member’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company’s assets;

(7)         the distribution of Company cash or other Company assets in accordance with this Agreement;

(8)         the establishment of one or more divisions of the Company, the selection and dismissal of employees of the Company (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Company, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Company’s assets;

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(9)         the maintenance of such insurance for the benefit of the Company and the Members and directors and officers of the Company or the Managing Member as it deems necessary or appropriate;

(10)        the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, real estate investment trusts, corporations, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time);

(11)        the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(12)        the undertaking of any action in connection with the Company’s direct or indirect investment in any Person (including, without limitation, contributing or loaning Company funds to, incurring indebtedness on behalf of, or guarantying the obligations of any such Persons);

(13)        subject to the other provisions in this Agreement, the determination of the fair market value of any Company property distributed in kind using such reasonable method of valuation as it may adopt, provided, that such methods are otherwise consistent with requirements of this Agreement;

(14)        the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Company or any Subsidiary of the Company or any Person in which the Company has made a direct or indirect equity investment;

(15)        holding, managing, investing and reinvesting cash and other assets of the Company;

(16)        the collection and receipt of revenues and income of the Company;

(17)        the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

(18)        the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

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(19)        the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have an interest pursuant to contractual or other arrangements with such Person;

(20)        the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement;

(21)        the right to nominate and approve any nomination of directors to the board of each Subsidiary (including any Subsidiary that is a REIT);

(22)        the issuance of additional Company interests, as appropriate, in connection with the contribution of Additional Funds pursuant to Section 4.3; and

(23)        the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and percentage interests of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the admission of any Additional Member or any Substituted Member or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement. Notwithstanding the foregoing, the Managing Member may, in lieu of making an amendment and restatement of Exhibit A to reflect the foregoing, elect to update the books and records of the Company to reflect any changes that would need to be made to Exhibit A, and any such changes shall be deemed to modify Exhibit A without a requisite amendment or restatement.

B.           Each of the Members agrees that the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Members, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C.           At all times from and after the date hereof, the Managing Member may cause the Company to obtain and maintain (i) casualty, liability and other insurance on the properties of the Company or its Subsidiaries and (ii) liability insurance for the Indemnities hereunder.

D.           At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital and other reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

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E.           In exercising its authority under this Agreement, the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member (including the Managing Member) of any action taken (or not taken) by the Managing Member. The Managing Member and the Company shall not have liability to a Member under this Agreement as a result of an income tax liability incurred by such Member as a result of an action (or inaction) by the Managing Member pursuant to its authority under this Agreement.

F.           Except as otherwise provided herein, to the extent the duties of the Managing Member require expenditures of funds to be paid to third parties, the Managing Member shall not have any obligations hereunder except to the extent that Company funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the Managing Member, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Company.

G.           Notwithstanding any other provision of this Agreement, to the fullest extent permitted by Law, (i) under no circumstance shall any Member or the Managing Member owe any fiduciary duties or obligations (whether express, implied or otherwise) to any other Member and (ii) any and all such duties and obligations (and any and all claims which may be based thereon) are hereby expressly waived and relinquished by each Member. Notwithstanding the forgoing waivers, each Member and the Managing Member is and shall be subject to the implied contractual covenant of good faith and fair dealing.

Section 7.2           Certificate of Formation of the Company

To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company (or an entity in which the members have limited liability) under the laws of the State of Delaware and to maintain the Company’s qualification to do business as a foreign limited liability company in each other state, the District of Columbia or other jurisdiction, in which the Company may elect to do business or own property. The Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company (or an entity in which the members have limited liability) in the State of Delaware, any other state, or the District of Columbia or other jurisdiction, in which the Company may elect to do business or own property.

Section 7.3           Restrictions on Managing Member’s Authority; Amendments

A.           The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement without the prior written Consent of the Members.

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B.           The Managing Member shall not, without the prior written Consent of the other Members, amend, modify or terminate this Agreement; provided, however, the Managing Member shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)         to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Members;

(2)         subject to Section 7.3, to reflect the issuance of additional Company Interests pursuant to Sections 4.3.B, 5.4 and 6.2B. or the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement (which may be effected through the replacement of Exhibit A with an amended Exhibit A);

(3)         subject to Section 7.3, to set forth or amend the designations, rights, powers, duties, and preferences of the holders of any additional Company Interests issued pursuant to Article 4;

(4)         to reflect a change that is of an inconsequential nature that does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(5)         to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(6)         to reflect such changes as are reasonably necessary for the REIT Manager to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS; and

(7)         to modify, as set forth in the definition of “Capital Account,” the manner in which Capital Accounts are computed.

The Managing Member will provide notice to the Members when any action under this Section 7.3.A is taken. Notwithstanding the foregoing, this Agreement shall not be amended with respect to any Member adversely affected, and no action may be taken by the Managing Member, without the Consent of such Member adversely affected if such amendment or action would (i) modify the limited liability of a Member, (ii) alter rights of the Member to receive distributions pursuant to Article 5, the allocations specified in Article 6 or otherwise under this Agreement, or (iii) amend this paragraph. This paragraph does not require unanimous consent of all Members adversely affected unless the amendment is to be effective against all Members adversely affected.

(C)         Notwithstanding anything to the contrary contained in this Agreement, the Managing Member shall not take any action with respect to the following matters without the approval of the holders of the Senior Preferred Interest if and for so long as Brookfield DTLA has made its Initial Capital Contribution and is still entitled to receive distributions on the Senior Preferred Interest in the Company under Section 5.1:

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(1)         any material amendment or modification to this Agreement;

(2)         the issuance, terms and pricing of any additional Company Interests;

(3)         the making of any distributions by the Company with respect to any interests that are junior as to distributions (other than in accordance with Section 5.1) or upon liquidation to the Senior Preferred Interests;

(4)         the merger or consolidation of the Company with or into any other Person; and

(5)         a sale of all or substantially all of the aggregate assets of the
Company.

Section 7.4           Reimbursement of the Managing Member

A.           Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the Managing Member shall not be compensated for its services as managing member of the Company.

B.           The Company shall be responsible for and shall pay all expenses relating to the Company’s and the Managing Member’s organization, the ownership of its assets and its operations. The Managing Member is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Company. Except to the extent provided in this Agreement, the Managing Member and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all expenses that the Managing Member and its Affiliates incur relating to the ownership and operation of, or for the benefit of, the Company (including, without limitation, administrative expenses); provided, that the amount of any such reimbursement shall be reduced by any interest earned by the Managing Member with respect to bank accounts or other instruments or accounts held by it on behalf of the Company. The Members acknowledge that all such expenses of the Managing Member are deemed to be for the benefit of the Company. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7 hereof. In the event that certain expenses are incurred for the benefit of the Company and other entities (including the Managing Member), such expenses will be allocated to the Company and such other entities in such a manner as the Managing Member in its sole and absolute discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Managing Member.

C.           If and to the extent any reimbursements to the Managing Member pursuant to this Section 7.4 constitute gross income of the Managing Member (as opposed to the repayment of advances made by the Managing Member on behalf of the Company), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

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Section 7.5           Outside Activities of the Managing Member. Without the Consent of the Members, the Managing Member shall not, directly or indirectly, enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Company Interests and the management of the business of the Company.

Section 7.6           Contracts with Affiliates

A.           The Company may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Person.

B.           Except as provided in Section 7.3, the Company may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the Managing Member in its sole discretion deems advisable.

C.           The Managing Member, in its sole and absolute discretion and without the approval of the Members, may propose and adopt on behalf of the Company employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Company, the Managing Member, or any of the Company’s Subsidiaries.

Section 7.7           Indemnification

A.           To the fullest extent permitted by law, the Company shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that the act or failure to act of the Indemnitee constitutes willful misconduct or recklessness. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitee, and neither the Managing Member nor any Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7, except to the extent otherwise expressly agreed to by such Member and the Company.

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B.           Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Company in advance of the final disposition of the proceeding upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 7.7 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.           The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D.           The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.           For purposes of this Section 7.7, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

F.           In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

G.           An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

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H.           The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I.           If and to the extent any reimbursements to the Managing Member pursuant to this Section 7.7 constitute gross income of the Managing Member (as opposed to the repayment of advances made by the Managing Member on behalf of the Company) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

J.           Any indemnification hereunder is subject to, and limited by, the provisions of the Act.

K.          In the event the Company is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any Member’s personal obligations or liabilities unrelated to Company business, such Member shall indemnify and reimburse the Company for all such loss and expense incurred, including legal fees, and the Company interest of such Member may be charged therefor. The liability of a Member under this Section 7.7.K shall not be limited to such Member’s Company Interest, but shall be enforceable against such Member personally.

Section 7.8           Liability of the Managing Member

A.           Notwithstanding anything to the contrary set forth in this Agreement, none of the Managing Member nor any of its officers, directors, agents or employees shall be liable or accountable in damages or otherwise to the Company, any Members, or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the Managing Member acted in good faith.

B.           Subject to its obligations and duties as Managing Member set forth in Section 7.1.A, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

C.           Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Managing Member and any of its officers, directors, agents and employee’s liability to the Company and the Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

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Section 7.9           Other Matters Concerning the Managing Member

A.           The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

B.           The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.           The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the Managing Member hereunder.

D.           Notwithstanding any other provisions of this Agreement or any non-mandatory provision of the Act, (i) the Company shall be operated in such a manner that will enable the REIT Manager, for so long as the REIT Manager has determined to qualify as a REIT, to continue to qualify as a REIT, and (ii) any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order to protect the ability of the REIT Manager, for so long as the REIT Manager has determined to qualify as a REIT, to (a) continue to qualify as a REIT or (b) avoid the Managing Member incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement.

Section 7.10         Title to Company Assets

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Members, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, including Affiliates of the Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use its best efforts to cause beneficial and record title to such assets to be vested in the Company as soon as reasonably practicable. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

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Section 7.11         Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, subject to Section 7.3, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company’s sole party in interest, both legally and beneficially. Each Member (other than the Managing Member) hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE 8.
RIGHTS AND OBLIGATIONS OF MEMBERS

Section 8.1           Limitation of Liability

The Members shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

Section 8.2           Management of Business

Except as provided in Section 7.3, no Member (other than the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business or transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the other Members under this Agreement.

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Section 8.3           Outside Activities of Members

Any Member and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Members shall have any rights by virtue of this Agreement in any business ventures of any Member. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the Members benefiting from the business conducted by the Managing Member, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Company, any Member or any such other Person, even if such opportunity is of a character which, if presented to the Company, any Member or such other Person, could be taken by such Person.

Section 8.4           Return of Capital

No Member shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. No Member shall have priority over any other Member either as to the return of Capital Contributions, or as otherwise expressly provided in this Agreement, or as to profits, losses, distributions or credits.

Section 8.5           Rights of Members Relating to the Company

A.           In addition to other rights provided by this Agreement or by the Act, each Member shall have the right, for a purpose reasonably related to such Member’s interest in the Company, upon written demand with a statement of the purpose of such demand and at such Member’s expense:

(1)         to obtain a copy of the Company’s federal, state and local income tax returns for each Company Year;

(2)         to obtain a current list of the name and last known business, residence or mailing address of each Member;

(3)         to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(4)         to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.

B.           Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Members, for such period of time as the Managing Member determines in its sole and absolute discretion to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or (ii) the Company or the Managing Member is required by law or by agreements with unaffiliated third parties to keep confidential.

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ARTICLE 9.
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1           Records and Accounting

The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of any information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2           Fiscal Year

The fiscal year and taxable year of the Company shall be the calendar year.

Section 9.3           Reports

A.           As soon as practicable, but in no event later than 120 days after the close of each Company Year, the Managing Member shall cause to be mailed to each Member as of the close of the Company Year, an annual report containing financial statements of the Company, or of the Managing Member if such statements are prepared solely on a consolidated basis with the Managing Member, for such Company Year, presented in accordance with generally accepted accounting principles.

B.           As soon as practicable, but in no event later than 45 days after the close of each calendar quarter (except the last calendar quarter of each year), the Managing Member shall cause to be mailed to each Member as of the last day of the calendar quarter, a report containing unaudited financial statements of the Company, or of the Managing Member, if such statements are prepared solely on a consolidated basis with the applicable law or regulation, or as the Managing Member determines to be appropriate.

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ARTICLE 10.
TAX MATTERS

Section 10.1         Preparation of Tax Returns

The Managing Member shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Members for federal and state income tax reporting purposes. Each Member shall promptly provide the Managing Member with any information reasonably requested by the Managing Member relating to any contributed Property contributed (directly or indirectly) by such Member to the Company.

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Section 10.2         Tax Elections

Except as otherwise provided herein, the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code. The Managing Member shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the Managing Member’s determination in its sole and absolute discretion that such revocation is the best interests of the Members.

Section 10.3         Tax Matters Member

A.           The Managing Member shall be the “tax matters member” of the Company for federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Company, the tax matters member shall furnish the IRS with the name, address and profit interest of each of the Members; provided, however, that such information is provided to the Company by the Members.

B.           The tax matters member is authorized, but not required:

(1)         to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters member may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Member (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters member shall not have the authority to enter into a settlement agreement on behalf of such Member or (ii) who is a “notice partner” (as defined in Section 6231 of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(2)         in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed to the tax matters member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(3)         to intervene in any action brought by any other Member for judicial review of a final adjustment;

(4)         to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

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(5)         to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

(6)         to take any other action on behalf of the Members of the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters member in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters member and the provisions relating to indemnification of the Managing Member set forth in Section 7.7 shall be fully applicable to the tax matters member in its capacity as such.

C.           The tax matters member shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters member in performing its duties as such (including legal and accounting fees) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the tax matters member in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable.

Section 10.4         Organizational Expenses

The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 180-month period as provided in Section 709 of the Code.

Section 10.5         Withholding

Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local, or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Member shall constitute a receivable of the Company from such Member, which receivable shall be paid by such Member within 15 days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to the Member or (ii) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Company Interest to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 10.5. Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

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Section 10.6         Tax Classification

The Members intend for the Company to be treated as partnership, and not as an association taxable as a corporation for U.S. federal, state and local tax purposes. Unless the Managing Member determines otherwise, neither the Members nor the Managing Member will take any position inconsistent with such treatment (on any tax return or otherwise).

ARTICLE 11.
TRANSFERS AND WITHDRAWALS

Section 11.1         Transfer

A.           The term “transfer,” when used in this Article 11 with respect to a Company Interest, shall be deemed to refer to a transaction by which a Member purports to assign its Company Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. No part of the interest of a Member shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to by the Managing Member.

B.           No Company Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Company Interest not made in accordance with this Article 11 shall be null and void ab initio unless otherwise consented to by the Managing Member in its sole and absolute discretion.

Section 11.2         Transfer of Managing Member’s Company Interest. The Managing Member shall not withdraw from the Company and shall not transfer all or any portion of its direct interest in the Company (whether by sale, statutory merger or consolidation, liquidation or otherwise) without the consent of the other Members, which may be given or withheld by each Member in its sole and absolute discretion. Nothing herein shall restrict any transfers of all or any portion of the interests in the Managing Member by its direct or indirect members, partners, shareholders and other debt or equity investors.

Section 11.3         Members’ Rights to Transfer

A.           No Member shall transfer all or any portion of its Company Interest to any transferee without the consent of the Managing Member, which consent may be withheld in its sole and absolute discretion. Nothing herein shall restrict any transfers of all or any portion of the interests in any Member by its direct or indirect members, partners, shareholders and other debt or equity investors.

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Section 11.4         Substituted Members

A.           No Member shall have the right to substitute a transferee as a Member in his or her place. The Managing Member shall, however, have the right to consent to the admission of a transferee of the interest of a Member pursuant to this Section 11.4 as a Substituted Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion. The Managing Member’s failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or any Member.

B.           A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be subject to the transferee executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission), each in form and substance satisfactory to the Managing Member).

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Section 11.5         General Provisions. Notwithstanding anything to the contrary contained in this Agreement, no Transfer shall be permitted or recognized by the Company if such Transfer: (i) would violate any applicable law or any agreement to which the Company or any of the Company’s assets are bound (including any agreement with a lender); (ii) would cause the Company to fail to be treated as a partnership for federal income tax purposes; (iii) would not, if effective, comply with all applicable federal, state or foreign law regulating securities (including, without limitation, the Securities Act or any other Securities Laws), or would require the registration of any securities under any of the foregoing; or (iv) would not, if effective, comply with applicable laws, rules and regulations and other requirements of governmental authorities, including, without limitation, Executive Order 13224 (September 23, 2001), the rules and regulations of the Office of Foreign Assets Control, Department of Treasury, and any enabling legislation or other Executive Orders in respect thereof. No transferee of all or any portion of any Company Interest shall be admitted as a substitute Member unless (A) such Interest is transferred in compliance with the applicable provisions of this Agreement, and (B) such transferee shall have executed and delivered to the Company such instruments necessary to effectuate the admission of such transferee as a Member and to confirm the agreement of such transferee to be bound by all the terms, conditions and provisions of this Agreement with respect to such Interest. Any Transfer in violation of this Section 11.5 shall be void ab initio as to the transfer of those Interests that would cause such violation, and the intended transferee shall acquire no rights in such Interests. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Company in connection with any Transfer of any Interest and, if applicable, the admission of any transferee as a Member shall be paid by such transferee.

ARTICLE 12.
ADMISSION OF MEMBERS

Section 12.1         Admission of Successor Managing Member

A successor to all of the Managing Member’s Interest pursuant to Section 11.2 who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective upon such transfer. Any such transferee shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.2         Admission of Additional Members

A.           After the admission to the Company of the initial Members on the date hereof, a Person who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Managing Member (i) evidence of acceptance in form satisfactory to the Managing Member of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) such other documents or instruments as may be required in the discretion of the Managing Member in order to effect such Person’s admission as an Additional Member.

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B.           Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Member without the consent of the Managing Member, which consent may be given or withheld in the Managing Member’s sole and absolute discretion. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the receipt of the Capital Contribution in respect of such Member and the consent of the Managing Member to such admission. If any Additional Member is admitted to the Company on any day other than the first day of a Company Year, then Net Income, Net Losses, each item thereof and all other items allocable among Members for such Company Year shall be allocated among such Member and all other Members by taking into account their varying interests during the Company Year using a method selected by the Managing Member that is in accordance with Section 706(d) of the Code. All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members other than the Additional Member and, except as otherwise agreed to by the Additional Members and the Managing Member, all distributions of Available Cash thereafter shall be made to all Members including such Additional Member.

Section 12.3         Amendment of Agreement and Certificate of Limited Company

For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the books and records of the Company and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.

ARTICLE 13.
DISSOLUTION AND LIQUIDATION

Section 13.1         Dissolution

The Company shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member (selected as described in Section 13.1.B below) shall continue the business of the Company. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A.           the expiration of its term as provided in Section 2.5;

B.           an event of withdrawal of the Managing Member, as defined in the Act, unless, within 90 days after the withdrawal, all of the remaining Members agree in writing, in their sole and absolute discretion, to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member;

C.           an election to dissolve the Company made by the Managing Member, in its sole and absolute discretion;

D.           entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

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E.           any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company; and

F.           a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member.

Section 13.2         Winding Up

A.           Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding-up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding-up of the Company’s business and affairs. The Managing Member shall be responsible for overseeing the winding-up and dissolution of the Company and shall take full account of the Company’s liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(1)         First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than the Members;

(2)         Second, to the payment and discharge of all of the Company’s debts and liabilities to the Members; and

(3)         The balance, if any, to the Members in accordance with Section 5.1.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4.

B.           Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Managing Member determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Managing Member may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Company assets as the Managing Member deems not suitable for liquidation. Any such distributions in shall be made only if, in the good faith judgment of the Managing Member, such distributions in-kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Managing Member deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Managing Member shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

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Section 13.3         Capital Contribution Obligation

If any Member has a deficit balance in his or her Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit at any time shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever, except to the extent otherwise expressly agreed to by such Member and the Company.

Section 13.4         Compliance with Timing Requirements of Regulations

In the discretion of the Managing Member, a pro rata portion of the distributions that would otherwise be made to the Managing Member and Members pursuant to this Article 13 may be:

(1)         distributed to a trust established for the benefit of the Managing Member and Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Managing Member and Members from time to time, in the reasonable discretion of the Managing Member, in the same proportions and the amount distributed to such trust by the Company would otherwise have been distributed to the Managing Member and Members pursuant to this Agreement; or

(2)         withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided, that such withheld or escrowed amounts shall be distributed to the Managing Member and Members in the manner and priority set forth in Section 13.2.A as soon as practicable.

Section 13.5         Deemed Distribution and Recontribution

Notwithstanding any other provision of this Article 13, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Company’s property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, the Company shall be deemed to have contributed all of its assets and liabilities to a new company in exchange for an interest in the new company. Immediately thereafter, the Company shall be deemed to distribute interests in the new company to the Members in proportion to their respective interests in the Company in liquidation of the Company.

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Section 13.6         Rights of Members

Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of his Capital Contribution and shall have no right or power to demand or receive property from the Managing Member. No Member shall have priority over any other Member as to the return of his Capital Contributions, distributions or allocations.

Section 13.7         Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Company, the Managing Member shall, within 30 days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Managing Member).

Section 13.8         Cancellation of Certificate of Formation

Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.9         Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

Section 13.10         Waiver of Partition

Each Member hereby waives any right to partition of the Company property.

ARTICLE 14.
CONSENTS

Section 14.1         Action by the Members

A.           Meetings of the Members may be called by the Managing Member. Notice of any such meeting shall be given to all Members not less than two (2) days nor more than thirty (30) days prior to the date of such meeting. The notice shall state the nature of the business to be transacted. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Members or of the Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members.

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B.           Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by the Members expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the percentage interests of the Members (expressly required by this Agreement). An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C.           Each Member may authorize any Person or Persons to act for him by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

D.           Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate.

ARTICLE 15.
GENERAL PROVISIONS

Section 15.1         Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address set forth in Exhibit A or such other address as the Members shall notify the Managing Member in writing.

Section 15.2         Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3         Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4         Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

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Section 15.5         Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6         Creditors

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.7         Waiver

No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8         Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9         Applicable Law

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10         Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11         Entire Agreement

This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Limited Liability Company Agreement as of the date first written above.

MANAGING MEMBER:

BROOKFIELD DTLA FUND PROPERTIES II LLC,

By:
Name:
Title:

MEMBERS:

BROOKFIELD DTLA HOLDINGS LLC

By:
Name:
Title:

Signature Page to the Limited Liability Company Agreement of Brookfield DTLA Fund Properties III LLC (DTLA OP)

EXHIBIT A

Initial Capital Contributions3

Member	Initial Capital Contribution		Initial Company Interest

Managing Member	$	[•]	100% Common Interest

Brookfield DTLA	$	[•]	100% Senior Preferred Interest

3 Initial contributors will be Brookfield DTLA (Senior Preferred and Common Interest) and Properties Holding, if applicable (Common Interest). Brookfield DTLA and Properties Holding will subsequently transfer all of their common interests to New OP.